UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021

LPL Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4707 Executive Drive, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 877-7210

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value $0.001 per share	LPLA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On March 4, 2021, LPL Financial Holdings Inc. (the “Company”) issued a press release announcing that its wholly owned subsidiary, LPL Holdings, Inc. (“LPL Holdings”), intended to offer $900 million aggregate principal amount of senior unsecured notes (the “senior notes”), and intended to increase the size of its revolving credit facility from $750 million to $1,000 million and to extend the maturity date of the facility from 2024 to 2026 (the “credit agreement amendment”). Also on March 4, 2021, the Company issued a press release announcing the pricing of the senior notes offering and that it had secured commitments for the credit agreement amendment. Copies of such press releases are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K.

Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

On March 4, 2021, LPL Holdings and certain of its subsidiaries entered into a purchase agreement with the representatives of the initial purchasers named therein relating to the senior notes offering. Pursuant to the purchase agreement, LPL Holdings will issue and sell $900 million in aggregate principal amount of senior notes due 2029 bearing interest at a rate of 4.00% at an issue price of 100% of their aggregate principal amount. The consummation of the senior notes offering is subject to customary closing conditions.

LPL Holdings intends to use the net proceeds from the senior notes offering, together with existing cash available for corporate use, to redeem its existing $900 million of senior unsecured notes due 2025 and to pay fees and expenses related to the senior notes offering and the credit agreement amendment.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

99.1	Press release dated March 4, 2021 (“LPL Financial Announces Proposed Leverage Neutral Transaction to Refinance Its Senior Unsecured Notes”)

99.2	Press release dated March 4, 2021 (“LPL Financial Announces Pricing of Senior Unsecured Notes Offering”)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Gregory M. Woods
Name:	Gregory M. Woods
Title:	Secretary

Dated: March 4, 2021